Exhibit 99.1

KIMBALL INTERNATIONAL ANNOUNCES EXECUTIVE APPOINTMENTS:
CHARRON JOINS THE BOARD, KIMBALL HOSPITALITY REALIGNS REPORTING STRUCTURE, SCHNEIDER ASSUMES ADDITIONAL RESPONSIBILITIES

JASPER, IN (February 25, 2013) - Kimball International, Inc. (NASDAQ: KBALB) today announced new appointments and changes among its executive leadership, reflecting the Company's ongoing commitment to long-range development of its management team and recognition of professional growth.

The announcements concern the following appointments:

Donald D. Charron, Executive Vice President, Kimball International and President, Kimball Electronics Group, has been appointed to the Company's Board of Directors. His appointment was effective with his election at the Board's February 19, 2013 meeting.

Kimball International Board Chairman Douglas A. Habig welcomed Mr. Charron, saying, “Don's Electronic Manufacturing Services (EMS) industry experience and executive leadership of our EMS segment since 1999 will further broaden the expertise of our Board. In addition, his values clearly align with our corporate Guiding Principles and sense of ethics.”

Prior to his service with the Company, Mr. Charron held various engineering, management and general manager responsibilities with Control Data, SCI Systems and Rockwell International. Mr. Charron earned a Bachelor of Science in Electrical Engineering from the South Dakota School of Mines and Technology in 1987. He resides in Jasper, Indiana with his wife and three children.

Robert F. Schneider, Executive Vice President and Chief Financial Officer, Kimball International, will expand his duties, assuming responsibility for the strategic and operational aspects of the Kimball Hospitality group. Mr. Schneider, who serves on the Company's seven-member Corporate Steering Committee, formulating Kimball International strategy and establishing direction, will maintain his responsibilities for Kimball International strategic planning, finance, audit, and treasury services.

Robert W. Bomholt, Vice President and General Manager of Kimball Hospitality, the nation's leading provider of guest room furnishings in the hospitality market, will now report to Schneider. Bomholt joined Kimball Hospitality in 2004 and has held various management positions leading to his promotion to Vice President and General Manager in December of 2010.

The organizational realignment supports Kimball's commitment to accelerated growth and margin improvement in the hospitality furniture market.

“Kimball Hospitality's leadership in the hospitality furniture market is an important accomplishment for the Furniture segment of Kimball International, and reflects the effective work and excellent dedication of the complete Kimball Hospitality team. I am confident that the leadership, disciplined effective execution and teambuilding skills of Schneider and Bomholt will continue and expand upon this success and the superior service our customers currently receive,” says Jim Thyen, President and CEO of Kimball International.

During the past ten years, the Company has successfully positioned the Kimball Hospitality brand as the industry leader in furnishings for hotels, resorts and casinos, and has established the hospitality market as a significant component of the Furniture segment of parent company, Kimball International.

Kimball Hospitality recently expanded its domestic production capability to further strategically position its brand as the premier choice for customers requiring specialized designs, timely delivery and effective execution of orders in North American markets.

Stan Sapp, President of Kimball Hospitality Group, will be pursuing other interests and will be leaving the Company, effective March 1st.

About Kimball International:
Recognized with a reputation for excellence, Kimball International is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball employees know they are part of a corporate culture that builds success for Customers while enabling employees to share in the Company's success through personal, professional and financial growth.

Kimball International, Inc. (NASDAQ: KBALB) provides a variety of products from its two business segments: the Electronic Manufacturing Services segment and the Furniture segment. The Electronic Manufacturing Services segment provides engineering and manufacturing services which utilize common production and support capabilities to a variety of industries globally. The Furniture segment provides furniture for the office and hospitality industries, sold under the Company's family of brand names.

To learn more about Kimball International, Inc., visit the Company's website on the Internet at: www.kimball.com

“Kimball International … We Build Success!”